Exhibit 99.1

First Connecticut Bancorp, Inc. Announces Fourth Quarter 2013 Results

FARMINGTON, Conn., January 30, 2014 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported net interest income of $14.2 million and net income of $1.1 million for the quarter ended December 31, 2013.  Diluted earnings per share were $0.07 compared with $0.06 per diluted share for the third quarter of 2013 and $0.19 per diluted share for the fourth quarter of 2012.  Earnings per share for the fourth quarter of 2012 included $0.06 related to the freezing of retirement plans.

“We continue to be encouraged that core earnings are building as a direct result of our annual increase in loans of $282 million and $89 million for the quarter. This organic growth coupled with the stabilization of our net interest margin and flat operating expenses resulted in a $0.45 increase in tangible book value per share for the year,” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“During the year we completed our strategic exit of the resort financing market, opened two new branch offices and our 22nd branch office in Rocky Hill, CT in January, 2014. The opening of the Rocky Hill branch office completes the Company’s strategic de novo branch expansion.”

Financial Highlights

•	Net interest income increased $939,000 or 7% to $14.2 million in the fourth quarter of 2013 compared to $13.3 million in the linked quarter.

•	Noninterest expense to average assets was 2.80% in the fourth quarter of 2013 compared to 2.95% in the linked quarter.

•
Strong organic loan growth continued during the quarter as total loans increased $89.3 million or 5% to $1.8 billion at December 31, 2013 and increased $282.3 million or 18% for the year ended December 31, 2013.

•
Strong organic loan originations totaled $185.8 million during the quarter. Compared to prior quarter, the Commercial and Industrial, Commercial Real Estate and Residential Real Estate portfolios increased by $38.9 million, $48.1 million and $18.2 million, respectively.

•	Tangible book value per share grew to $14.08 compared to $13.86 on a linked quarter basis and $13.63 at the quarter ended December 31, 2012.

•	Checking accounts grew by 3.0% or 1,165 net new accounts in the fourth quarter of 2013.

•
Asset quality remained stable as non-accrual loans represented 0.81% of total loans compared to 0.80% of total loans on a linked quarter basis.  Loan delinquencies 30 days and greater decreased slightly to 0.85% of total loans at December 31, 2013 compared to 0.87% of total loans at September 30, 2013.

•
The provision for loan losses was $660,000 in the fourth quarter compared to $215,000 in the linked quarter due to continued loan growth, specifically in Commercial Real Estate and Commercial and Industrial portfolios.

•
During the fourth quarter of 2013, we repurchased 48,585 shares of common stock at an average price per share of $14.75 at a total cost of $717,000.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.

•
We paid a cash dividend of $0.03 per share on December 16, 2013. This marks the ninth consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

Fourth quarter 2013 compared with third quarter 2013

Net interest income

•
Net interest income increased $939,000 to $14.2 million in the fourth quarter of 2013 compared to the linked quarter due primarily to an $118.5 million increase in the average loan balance and despite a 6 basis point decrease in the yield on loans.

•
Yield on average interest earning assets decreased 7 basis points from the linked quarter to 3.43% for the quarter ended December 31, 2013.  Net interest margin decreased 2 basis points to 2.92% in the fourth quarter of 2013 compared to the linked quarter.

•	The cost of interest-bearing deposits decreased slightly to 59 basis points for the quarter ended December 31, 2013 compared to 62 basis points on a linked quarter basis.

Provision for loan losses

•	Provision for loan losses was $660,000 for the fourth quarter of 2013 compared to $215,000 for the linked quarter.

•	Net charge-offs in the quarter were $24,000 or 0.01% to average loans (annualized) compared to $42,000 or 0.01% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 1.01% of total loans at December 31, 2013 compared to 1.02% for the linked quarter.

Noninterest income

•
Total noninterest income decreased $60,000 to $2.2 million for the fourth quarter of 2013 compared to the linked quarter primarily due to a $304,000 decrease in gain on sale of investments offset by a $267,000 increase in other income.

•
Other income increased $267,000 primarily due to a $202,000 reduction in the mortgage banking derivatives loss due primarily to a decrease in volume in our secondary market residential lending program in the fourth quarter of 2013 when compared to the linked quarter.

Noninterest expense

•
Noninterest expense increased $275,000 or 2% to $14.4 million in the fourth quarter of 2013 compared to the linked quarter as a result of an increase in salaries and employee benefits, including severance, and increases in other operating expenses to support growth.

Income tax provision

•	Income tax provision was $288,000 in the fourth quarter of 2013 compared to $292,000 in the linked quarter.

Fourth quarter 2013 compared with fourth quarter 2012

Net interest income

•
Net interest income increased $130,000 to $14.2 million compared to $14.1 million in the fourth quarter of 2012.  The increase was despite a decrease in interest income on the resort portfolio of $561,000 in the current quarter compared to the fourth quarter of 2012.

•
Net interest margin decreased 45 basis points to 2.92% in the fourth quarter of 2013 compared to 3.37% in the fourth quarter of 2012 primarily due to a lower interest rate environment, lower prepayment penalty fees and a $30.7 million decline in the average balance of the resort portfolio.  Excluding resort and prepayment penalty fee income for both quarters, the net interest margin decreased 26 basis points.

•	The cost of interest-bearing deposits declined slightly to 59 basis points in the fourth quarter of 2013 compared to 62 basis points in the fourth quarter of 2012.

Provision for loan losses

•	Provision for loan losses was $660,000 for the fourth quarter of 2013 compared to $315,000 for the prior year quarter.

•	Net charge-offs in the quarter were $24,000 or 0.01% to average loans (annualized) compared to $1.0 million or 0.27% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 1.01% of total loans at December 31, 2013 compared to 1.12% for the prior year quarter.

Noninterest income

•
Total noninterest income decreased $1.9 million to $2.2 million compared to the prior year quarter primarily due to decreases in net gains on loans sold of $1.4 million, bank owned life insurance of $270,000 and other income of $465,000 offset by a $202,000 increase in fees for customer service.

•
Other income decreased $465,000 due to a $121,000 loss in the mortgage banking derivatives in the fourth quarter of 2013 compared to a $355,000 gain in the prior year quarter.  The loss in the fourth quarter of 2013 was due to a decrease in volume in our secondary market residential lending program in the fourth quarter of 2013 when compared to the prior year quarter.

Noninterest expense

•
Noninterest expense, excluding the $1.5 million reduction in pension and other post-retirement benefits expense recognized in the prior year quarter due to the freezing of these plans, decreased $513,000 to $14.4 million in the fourth quarter of 2013 compared to the prior year quarter.

•	Salaries and employee benefits, excluding the pension and other post-retirement benefits recognized in the prior year quarter, decreased $351,000 to $8.7 million compared to the prior year quarter.

•	Marketing expense decreased $219,000 or 37% compared to the prior year quarter primarily due to general expense control initiatives.

Income tax provision

•	Income tax provision was $288,000 in the fourth quarter of 2013 compared to $1.3 million in the prior year quarter.

December 31, 2013 compared to September 30, 2013

Financial condition

•	Total assets increased $117.5 million or 6% at December 31, 2013 to $2.1 billion compared to September 30, 2013 largely reflecting an increase in loans and securities.

•	Our investment portfolio totaled $163.9 million at December 31, 2013 compared to $123.4 million at September 30, 2013, an increase of $40.5 million.

•
Net loans increased $88.5 million at December 31, 2013 to $1.8 billion compared to September 30, 2013 due to our continued focus on commercial and residential lending which, combined, increased $98.0 million, offset by an $8.5 million decrease in resort loans as we completed our planned exit of the resort financing market.

•
Deposits decreased $37.1 million at December 31, 2013 compared to September 30, 2013, due to a $65.6 million seasonal decline in municipal deposits offset by a $30.2 million increase in noninterest bearing customer deposits as we continue to develop and grow relationships in the geographical areas we serve.

•	Federal Home Loan Bank of Boston advances increased $155.0 million to $259.0 million at December 31, 2013 compared to September 30, 2013 to support loan and securities growth.

•	Stockholders’ equity increased $4.3 million to $231.8 million at December 31, 2013 compared to September 30, 2013.

Asset Quality

•
At December 31, 2013, the allowance for loan losses represented 1.01% of total loans and 123.74% of non-accrual loans, compared to 1.02% of total loans and 127.30% of non-accrual loans at September 30, 2013.

•	Non-accrual loans represented 0.81% of total loans at December 31, 2013 compared to 0.80% of total loans at September 30, 2013.

•	Loan delinquencies 30 days and greater decreased slightly to 0.85% of total loans at December 31, 2013 compared to 0.87% of total loans at September 30, 2013.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 15.48% at December 31, 2013.

•	Tangible book value per share was $14.08 compared to $13.86 on a linked quarter basis and $13.63 from a year ago.

•
At December 31, 2013, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company’s financial performance in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders’ equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company’s capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2013	2013	2013	2013	2012
Selected Financial Condition Data:

Total assets	$ 2,109,716	$ 1,992,201	$ 1,845,116	$ 1,799,392	$ 1,822,946
Cash and cash equivalents	38,799	50,323	36,650	34,946	50,641
Held to maturity securities	12,983	3,002	3,003	3,003	3,006
Available for sale securities	150,886	120,382	112,801	108,787	138,241
Federal Home Loan Bank of Boston stock, at cost	13,136	8,383	8,383	8,383	8,939
Loans receivable, net	1,800,987	1,712,507	1,588,080	1,544,687	1,520,170
Deposits	1,513,501	1,550,627	1,452,319	1,376,092	1,330,455
Federal Home Loan Bank of Boston advances	259,000	104,000	51,250	76,000	128,000
Total stockholders' equity	231,797	227,536	231,180	242,869	241,522
Allowance for loan losses	18,314	17,678	17,505	17,332	17,229
Non-accrual loans	14,800	13,887	14,325	13,911	13,782
Impaired loans	39,623	42,587	39,159	39,210	36,857

Selected Operating Data:

Interest income	$ 16,697	$ 15,806	$ 15,336	$ 15,047	$ 16,507
Interest expense	2,475	2,523	2,449	2,395	2,415
Net interest income	14,222	13,283	12,887	12,652	14,092
Provision for allowance for loan losses	660	215	256	399	315
Net interest income after provision for loan losses	13,562	13,068	12,631	12,253	13,777
Noninterest income	2,175	2,235	2,974	3,538	4,054
Noninterest expense	14,385	14,110	14,555	14,699	13,411
Income before income taxes	1,352	1,193	1,050	1,092	4,420
Provision for income taxes	288	292	248	279	1,250

Net income	$ 1,064	$ 901	$ 802	$ 813	$ 3,170

Performance Ratios (annualized):

Return on average assets	0.21%	0.19%	0.17%	0.18%	0.71%
Return on average equity	1.85%	1.55%	1.36%	1.33%	5.20%
Interest rate spread (1)	2.77%	2.77%	2.83%	2.89%	3.19%
Net interest rate margin (2)	2.92%	2.94%	3.01%	3.07%	3.37%
Non-interest expense to average assets	2.80%	2.95%	3.17%	3.28%	3.01%
Efficiency ratio (3)	88.51%	92.74%	92.09%	88.16%	86.99%
Average interest-earning assets to average
interest-bearing liabilities	129.65%	130.77%	132.30%	132.04%	131.80%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	1.01%	1.02%	1.09%	1.11%	1.12%
Allowance for loan losses as a percent of
non-accrual loans	123.74%	127.30%	122.20%	124.59%	125.01%
Net charge-offs to average loans (annualized)	0.01%	0.01%	0.02%	0.08%	0.27%
Non-accrual loans as a percent of total loans	0.81%	0.80%	0.89%	0.89%	0.90%
Non-accrual loans as a percent of total assets	0.70%	0.70%	0.78%	0.77%	0.76%

Per Share Related Data:

Basic earnings per share	$ 0.07	$ 0.06	$ 0.05	$ 0.05	$ 0.19
Diluted earnings per share	$ 0.07	$ 0.06	$ 0.05	$ 0.05	$ 0.19
Dividends declared per share	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.03
Tangible book value (4)	$ 14.08	$ 13.86	$ 13.79	$ 13.76	$ 13.63
Common stock shares outstanding	16,457,642	16,416,427	16,763,516	17,644,449	17,714,481

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items. See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.  The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended

	December 31,		September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2013		2013	2013	2013	2012
Capital Ratios:

Equity to total assets at end of period	10.99%		11.42%	12.53%	13.50%	13.25%
Average equity to average assets	11.22%		12.11%	12.83%	13.62%	13.68%
Total capital to risk-weighted assets	15.48%	*	16.12%	17.48%	18.61%	18.78%
Tier I capital to risk-weighted assets	14.34%	*	14.96%	16.25%	17.37%	17.53%
Tier I capital to total average assets	11.45%	*	12.18%	12.92%	13.84%	13.88%
Total equity to total average assets	11.28%		11.88%	12.59%	13.56%	13.56%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 693,046		$ 674,804	$ 625,345	$ 619,741	$ 620,991
Commercial	633,764		585,628	533,072	504,722	473,788
Construction	78,191		90,033	80,198	66,508	64,362
Installment	4,516		4,671	5,384	5,949	6,719
Commercial	252,032		213,103	199,328	200,610	192,210
Collateral	1,600		1,819	1,801	1,945	2,086
Home equity line of credit	151,606		147,026	144,548	143,992	142,543
Demand	85		-	-	-	25
Revolving credit	94		78	62	73	65
Resort	1,374		9,849	12,425	15,252	31,232
Total loans	1,816,308		1,727,011	1,602,163	1,558,792	1,534,021
Less:
Allowance for loan losses	(18,314)		(17,678)	(17,505)	(17,332)	(17,229)
Net deferred loan costs	2,993		3,174	3,422	3,227	3,378
Loans, net	$ 1,800,987		$ 1,712,507	$ 1,588,080	$ 1,544,687	$ 1,520,170

Deposits:

Noninterest-bearing demand deposits	$ 308,459		$ 278,275	$ 275,781	$ 245,912	$ 247,586
Interest-bearing
NOW accounts	285,392		339,350	280,462	234,450	227,205
Money market	387,225		386,682	349,621	352,759	317,030
Savings accounts	193,937		187,040	191,688	186,171	179,290
Time deposits	338,488		359,280	354,767	356,800	359,344
Total interest-bearing deposits	1,205,042		1,272,352	1,176,538	1,130,180	1,082,869
Total deposits	$ 1,513,501		$ 1,550,627	$ 1,452,319	$ 1,376,092	$ 1,330,455

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition

	December 31,	September 30,	December 31,
(Dollars in thousands)	2013	2013	2012
Assets
Cash and cash equivalents	$ 38,799	$ 50,323	$ 50,641
Securities held-to-maturity, at amortized cost	12,983	3,002	3,006
Securities available-for-sale, at fair value	150,886	120,382	138,241
Loans held for sale	3,186	5,357	9,626
Loans, net	1,800,987	1,712,507	1,520,170
Premises and equipment, net	20,619	21,013	19,967
Federal Home Loan Bank of Boston stock, at cost	13,136	8,383	8,939
Accrued income receivable	4,917	4,579	4,415
Bank-owned life insurance	38,556	38,255	37,449
Deferred income taxes	15,157	16,095	15,682
Prepaid expenses and other assets	10,490	12,305	14,810
Total assets	$ 2,109,716	$ 1,992,201	$ 1,822,946

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,205,042	$ 1,272,352	$ 1,082,869
Noninterest-bearing	308,459	278,275	247,586
	1,513,501	1,550,627	1,330,455
Federal Home Loan Bank of Boston advances	259,000	104,000	128,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	50,816	50,432	54,187
Accrued expenses and other liabilities	33,602	38,606	47,782
Total liabilities	1,877,919	1,764,665	1,581,424

Commitments and contingencies	-	-	-

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	175,612	174,817	172,247
Unallocated common stock held by ESOP	(13,747)	(14,014)	(14,806)
Treasury stock, at cost	(22,599)	(23,053)	(4,860)
Retained earnings	96,592	95,873	94,890
Accumulated other comprehensive loss	(4,242)	(6,268)	(6,130)
Total stockholders' equity	231,797	227,536	241,522
Total liabilities and stockholders' equity	$ 2,109,716	$ 1,992,201	$ 1,822,946

First Connecticut Bancorp, Inc.
Consolidated Statements of Income

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share data)	2013	2013	2012	2013	2012
Interest income
Interest and fees on loans
Mortgage	$ 13,007	$ 12,381	$ 12,415	$ 48,728	$ 45,867
Other	3,437	3,199	3,770	13,183	15,445
Interest and dividends on investments
United States Government and agency obligations	134	103	190	478	939
Other bonds	53	59	61	230	266
Corporate stocks	64	62	66	252	275
Other interest income	2	2	5	15	68
Total interest income	16,697	15,806	16,507	62,886	62,860
Interest expense
Deposits	1,845	1,914	1,649	7,291	6,691
Interest on borrowed funds	398	383	511	1,651	1,953
Interest on repo borrowings	181	181	187	713	727
Interest on repurchase liabilities	51	45	68	187	257
Total interest expense	2,475	2,523	2,415	9,842	9,628
Net interest income	14,222	13,283	14,092	53,044	53,232
Provision for allowance for loan losses	660	215	315	1,530	1,380
Net interest income
after provision for loan losses	13,562	13,068	13,777	51,514	51,852
Noninterest income
Fees for customer services	1,250	1,230	1,048	4,559	3,714
Net gain on sales of investments	-	304	-	340	-
Net gain on loans sold	581	625	1,935	4,825	3,151
Brokerage and insurance fee income	40	37	32	150	123
Bank owned life insurance income	301	303	571	1,316	1,537
Other	3	(264)	468	(268)	965
Total noninterest income	2,175	2,235	4,054	10,922	9,490
Noninterest expense
Salaries and employee benefits	8,678	8,571	7,542	34,838	32,828
Occupancy expense	1,181	1,175	1,095	4,722	4,491
Furniture and equipment expense	964	998	1,050	4,079	4,381
FDIC assessment	329	341	342	1,272	1,170
Marketing	368	423	587	1,995	2,455
Other operating expenses	2,865	2,602	2,795	10,843	10,753
Total noninterest expense	14,385	14,110	13,411	57,749	56,078
Income before income taxes	1,352	1,193	4,420	4,687	5,264
Provision for income taxes	288	292	1,250	1,107	1,341
Net income	$ 1,064	$ 901	$ 3,170	$ 3,580	$ 3,923

Earnings per share:
Basic	$ 0.07	$ 0.06	$ 0.19	$ 0.23	$ 0.24
Diluted	0.07	0.06	0.19	0.23	0.24
Weighted average shares outstanding:
Basic	15,281,296	15,445,082	16,632,586	15,744,574	16,643,566
Diluted	15,347,912	15,445,082	16,632,586	15,761,365	16,643,566

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield /Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,767,468	$ 16,444	3.69%	$ 1,648,948	$ 15,580	3.75%	$1,504,834	$ 16,185	4.28%
Securities	148,653	243	0.65%	131,602	216	0.65%	139,396	308	0.88%
Federal Home Loan Bank of Boston stock	10,338	8	0.31%	8,383	8	0.38%	8,670	9	0.41%
Federal funds and other earning assets	5,093	2	0.16%	3,288	2	0.24%	10,598	5	0.19%
Total interest-earning assets	1,931,552	16,697	3.43%	1,792,221	15,806	3.50%	1,663,498	16,507	3.95%
Noninterest-earning assets	123,577			122,566			118,273
Total assets	$ 2,055,129			$ 1,914,787			$1,781,771

Interest-bearing liabilities:
NOW accounts	$ 305,045	$ 172	0.22%	$ 303,882	$ 180	0.24%	$ 215,266	$ 117	0.22%
Money market	388,503	773	0.79%	371,614	794	0.85%	299,408	487	0.65%
Savings accounts	190,258	78	0.16%	185,732	79	0.17%	178,959	99	0.22%
Certificates of deposit	346,977	822	0.94%	356,994	861	0.96%	358,047	946	1.05%
Total interest-bearing deposits	1,230,783	1,845	0.59%	1,218,222	1,914	0.62%	1,051,680	1,649	0.62%
Advances from the Federal Home Loan Bank	170,000	398	0.93%	74,101	383	2.05%	118,339	511	1.72%
Repurchase agreement borrowings	21,000	181	3.42%	21,000	181	3.42%	21,000	187	3.54%
Repurchase liabilities	68,122	51	0.30%	57,187	45	0.31%	71,115	68	0.38%
Total interest-bearing liabilities	1,489,905	2,475	0.66%	1,370,510	2,523	0.73%	1,262,134	2,415	0.76%
Noninterest-bearing deposits	294,071			272,621			232,286
Other noninterest-bearing liabilities	40,557			39,810			43,663
Total liabilities	1,824,533			1,682,941			1,538,083
Stockholders' equity	230,596			231,846			243,688
Total liabilities and stockholders' equity	$ 2,055,129			$ 1,914,787			$1,781,771

Net interest income		$ 14,222			$ 13,283			$ 14,092
Net interest rate spread (1)			2.77%			2.77%			3.19%
Net interest-earning assets (2)	$ 441,647			$ 421,711			$ 401,364
Net interest margin (3)			2.92%			2.94%			3.37%
Average interest-earning assets
to average interest-bearing liabilities		129.64%			130.77%			131.80%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Years Ended December 31,
	2013			2012
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,629,921	$ 61,911	3.80%	$ 1,410,822	$ 61,312	4.35%
Securities	130,593	927	0.71%	136,062	1,443	1.06%
Federal Home Loan Bank of Boston stock	8,981	33	0.37%	7,714	37	0.48%
Federal funds and other earning assets	8,398	15	0.18%	33,521	68	0.20%
Total interest-earning assets	1,777,893	62,886	3.54%	1,588,119	62,860	3.96%
Noninterest-earning assets	121,981			117,449
Total assets	$ 1,899,874			$ 1,705,568

Interest-bearing liabilities:
NOW accounts	$ 277,698	$ 638	0.23%	$ 208,161	$ 389	0.19%
Money market	362,914	2,878	0.79%	278,179	2,017	0.73%
Savings accounts	182,952	315	0.17%	171,871	291	0.17%
Certificates of deposit	353,677	3,460	0.98%	367,380	3,994	1.09%
Total interest-bearing deposits	1,177,241	7,291	0.62%	1,025,591	6,691	0.65%
Federal Home Loan Bank of Boston advances	98,486	1,651	1.68%	89,419	1,953	2.18%
Repurchase agreement borrowings	21,000	713	3.40%	21,000	727	3.46%
Repurchase liabilities	56,891	187	0.33%	66,436	257	0.39%
Total interest-bearing liabilities	1,353,618	9,842	0.73%	1,202,446	9,628	0.80%
Noninterest-bearing deposits	266,217			213,697
Other noninterest-bearing liabilities	44,577			41,223
Total liabilities	1,664,411			1,457,366
Stockholders' equity	235,463			248,202
Total liabilities and stockholders' equity	$ 1,899,874			$ 1,705,568

Net interest income		$ 53,044			$ 53,232
Net interest rate spread (1)			2.81%			3.16%
Net interest-earning assets (2)	$ 424,275			$ 385,673
Net interest margin (3)			2.98%			3.35%
Average interest-earning assets to average interest-bearing liabilities
		131.34%			132.07%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2013	2013	2013	2013	2012
Net Income	$ 1,064	$ 901	$ 802	$ 813	$ 3,170
Adjustments:
Less: Prepayment penalty fees	(144)	-	(20)	(127)	(771)
Less: Net gain on sales of investments	-	(304)	(36)	-	-
Less: Bank-owned life insurance proceeds	-	-	-	(108)	(249)
Less: Pension prior service cost (1)	-	-	-	-	(1,208)
Less: Post retirement service cost (1)	-	-	-	-	(279)
Plus: Accelerated vesting of stock compensation (2)	-	-	-	633	-
Total core adjustments before taxes	(144)	(304)	(56)	398	(2,507)
Tax benefit (provision) - 34% rate	49	-	19	(135)	852
Total core adjustments after taxes	(95)	(304)	(37)	263	(1,655)
Total core net income	$ 969	$ 597	$ 765	$ 1,076	$ 1,515

Total net interest income	$ 14,222	$ 13,283	$ 12,887	$ 12,652	$ 14,092
Less: Prepayment penalty fees	(144)	-	(20)	(127)	(771)
Total core net interest income	$ 14,078	$ 13,283	$ 12,867	$ 12,525	$ 13,321

Total noninterest income	$ 2,175	$ 2,235	$ 2,974	$ 3,538	$ 4,054
Less: Net gain on sales of investments	-	(304)	(36)	-	-
Less: Bank-owned life insurance proceeds	-	-	-	(108)	(249)
Total core noninterest income	$ 2,175	$ 1,931	$ 2,938	$ 3,430	$ 3,805

Total noninterest expense	$ 14,385	$ 14,110	$ 14,555	$ 14,699	$ 13,411
Plus: Pension prior service cost (1)	-	-	-	-	1,208
Plus: Post retirement service cost (1)	-	-	-	-	279
Plus: Loss on sale of non-strategic properties	-	-	-	-	-
Less: Accelerated vesting of stock compensation (2)	-	-	-	(633)	-
Total core noninterest expense	$ 14,385	$ 14,110	$ 14,555	$ 14,066	$ 14,898

Core earnings per common share, diluted	$ 0.06	$ 0.05	$ 0.05	$ 0.07	$ 0.09

Core return on assets (annualized)	0.19%	0.15%	0.17%	0.24%	0.34%
Core return on equity (annualized)	1.68%	1.21%	1.30%	1.76%	2.45%
Efficiency ratio (3)	88.51%	92.74%	92.09%	88.16%	86.99%

Tangible book value (4)	$ 14.08	$ 13.86	$ 13.79	$ 13.76	$ 13.63

(1) Represents recognizing the unrecognized prior service cost as a result of the freeze of the Company's non-contributory defined benefit and other post-retirement plans.

(2) Represents the passing of a key executive in the first quarter of 2013 and 20% vesting of the 2012 Stock Incentive Plan in the third quarter of 2012.

(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items.

(4) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.  The Company does not have goodwill and intangible assets for any of the periods presented.